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                                                                  Exhibit 23.1.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated June 17, 1996, on our audits of the financial statements and financial statement schedule of United Auto Group, Inc. and Subsidiaries. We also consent to the reference to our firm under the captions "Experts" and Selected Consolidated Financial Data.

                                          /s/ Coopers & Lybrand L.L.P.
                                          Coopers & Lybrand L.L.P.


Princeton, New Jersey
October 3, 1996